Exhibit 10.1
CONSULTING AGREEMENT

THIS AGREEMENT is made as of the 1st day of March, 2007

BETWEEN:

MICHAEL MULLARKEY, or his nominee
of the City of Lake Forest, in the State of Illinois

AND:

WORKSTREAM INC.,
a corporation incorporated under the laws of Canada
WHEREAS on the 28th day of January, 2004, Workstream Inc. (“Workstream”) entered into a contract of employment with Michael Mullarkey (“Mullarkey”) (the “Employment Agreement”);

AND WHEREAS on the 1st day of March, 2007, Workstream and Mullarkey entered into an agreement to terminate the Employment Agreement (the “Agreement to Accept Resignation”);

AND WHEREAS Workstream and Mullarkey wish to enter into consulting agreement whereby Mullarkey will provide to Workstream business development and strategic planning services on an independent contractor basis;

NOW THEREFORE, for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), Workstream and Mullarkey agree as follows:

CONSULTING

1.
Effective March 1, 2007, Mullarkey will be retained by Workstream as a consultant, providing business development and strategic planning services to Workstream, including the sale or attempted sale of certain assets of Workstream, and shall report to the board of directors of Workstream (the “Board”).

TERM

2.
The term of this consulting contract shall be from March 1, 2007 to September 1, 2007 (the “Term”), at which time this agreement shall terminate unless otherwise extended by the written agreement of all parties.

COMPENSATION

3.	Mullarkey will be paid a retainer in the amount of One Hundred, Ninety Thousand Dollars ($190,000) on March 1, 2007;

4.	Mullarkey will be compensated on a monthly basis at the rate of $12,500 per month;

5.
Mullarkey will be compensated for all travel related expenses which, in the sole opinion of the Board, are reasonable, within thirty (30) days of Mullarkey’s submission to Workstream of receipts for such expenses during the Term;

6.
Mullarkey will be granted 100,000 restricted stock units (“RSUs”) which will vest on an equal monthly basis over the Term. Any such RSU’s which have vested, shall be issued to Mullarkey on January 1, 2008;

7.
Should Workstream complete a sale or other disposition of certain assets of Workstream, which have been approved by the Board during the Term (a “Disposition”), Mullarkey shall be entitled to a payment equal to two and a half percent (2.5%) of the total lump sum cash price paid at closing in the Disposition.

INDEPENDENT CONTRACTOR

8.	As an independent contractor, Mullarkey is responsible for the remittance of any applicable taxes or other remittances to any governmental bodies, in any and all jurisdictions.

9.
Except as otherwise provided, as an independent contractor to Workstream and not an employee, Mullarkey will not be entitled to any Workstream employee benefits, nor will Mullarkey be entitled to any statutory benefits or protections granted to employees. Any payments or arrangements made pursuant to the Termination Agreement relate to the terminated Employment Agreement and are not meant by either party to relate to this agreement or have any implications for the independent contractor relationship established herein.

NON-SOLICITATION AND NON-COMPETITION

10.	Mullarkey acknowledges paragraph 9 of the Employment Agreement, “Non-Competition” and agrees to continue to be bound by such provision, which is hereby incorporated into this Agreement.

TERMINATION

11.	This contract shall terminate on September 1, 2007 and neither party shall bear any further obligation to the other as a result of the relationship established hereunder.

ASSIGNMENT

12.	The rights which accrue to Workstream under this agreement shall pass to its successors or assigns. Mullarkey’s rights under this agreement are not assignable or transferable in any manner.

INDEPENDENT LEGAL ADVICE

13.
Mullarkey acknowledges that he has obtained or has had an opportunity to obtain independent legal advice in connection with this agreement, and further acknowledges that he has read, understood, and agrees to be bound by all of the terms and conditions contained herein.

GOVERNING LAW

14.	This agreement shall be governed by the laws of the Province of Ontario and the country of Canada.

CURRENCY

15.	All amounts referred to in this Agreement are expressed in U.S. dollars.

Signed this  1st   day of   March  , 2007 by

Witness	MICHAEL MULLARKEY
Name:

Signed this _1st_ day of   March   , 2007 by

WORKSTREAM INC.
By:
Name:
Title:
I have authority to bind the corporation